Exhibit 99.1

EXECUTION COPY

SERIES C PREFERRED STOCK SUBSCRIPTION AGREEMENT

BY AND BETWEEN

MINTO BUILDERS (FLORIDA), INC.

AND

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

OCTOBER 11, 2005

i

ii

SERIES C PREFERRED STOCK SUBSCRIPTION AGREEMENT

Series C Preferred Stock Subscription Agreement dated as of October 11, 2005 (this “Agreement”), by and between Minto Builders (Florida), Inc., a Florida corporation (the “Company”) and Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the “Purchaser”).

Capitalized terms used in this Agreement and not otherwise defined are defined in Section 1 of this Agreement.

PRELIMINARY STATEMENT

The Company wishes to sell and Purchaser wishes to subscribe for and purchase, in several tranches, up to 920,000 Series C Preferred Shares (as defined below) on the terms provided, and subject to the conditions set forth, in this Agreement.

In consideration of the mutual representations and agreements set forth in this Agreement, the Company and the Purchaser therefore agree as follows.

Section 1.                                            DEFINITIONS.  As used in this Agreement, the following terms shall have the following meanings:

“Acquisition Agreements” means the agreements related to the Company’s purchase of the Initial Properties (as such term is defined in the Purchase Agreement), each of which is executed on or prior to the date of this Agreement.

“Affiliate or Affiliates” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified.  For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” has the meaning specified in the introductory paragraph to this Agreement.

“Amended Charter” has the meaning specified in Section 3.6.

“Applicable Law” means all applicable foreign, federal, state and local statutes, laws, regulations, ordinances, policies, and rules or common law (whether now existing or hereafter enacted or promulgated), of any and all Governmental Authorities, and all applicable judicial and administrative, regulatory or judicial decrees, judgments and orders, including common law rules and determinations.

“Arbitrated Claim” has the meaning specified in Section 15.5.

“Arbitration Answer” has the meaning specified in Section 15.5(c).

“Arbitration Claimants” has the meaning specified in Section 15.5(c).

“Arbitration Demand” has the meaning specified in Section 15.5(c).

“Arbitration Reply” has the meaning specified in Section 15.5(c).

“Arbitration Respondents” has the meaning specified in Section 15.5(c).

“Board” means the Board of Directors of the Company.

“Business Day” means each day other than a Saturday, a Sunday or any other day on which banking institutions in the State of Illinois or in the Province of Ontario are authorized or obligated by law or executive order to be closed.

“Bylaws” means the bylaws of the Company, dated as of March 12, 1992.

“Capital Securities” means, as to any Person that is a corporation, the authorized shares of such Person’s equity, including all classes of common, preferred, voting and non-voting equity, any non-equity securities that are convertible into Capital Securities and any rights to purchase such shares of Capital Securities, including, warrants, options, participants or other equivalents of or interests therein (however designated), and, as to any Person that is not a corporation or an individual, the ownership interests in such Person acknowledged or consented to by such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person and any rights to purchase such shares of Capital Securities, including, warrants, options, participants or other equivalents of or interests therein (however designated).

“Charter” means the articles of incorporation of the Company, as from time to time amended or modified, including without limitation, the Series A Articles of Amendment, the Series B Articles of Amendment, the Series C Articles of Amendment and the Special Voting Stock Articles of Amendment.

“Common Stock” means the Company’s common stock, $1.00 par value per share.

“Company” has the meaning specified in the introductory paragraph to this Agreement.

“Confidential Information” is defined in Section 12.5.

“Damages” means any and all costs, losses, Taxes, liabilities, obligations, lawsuits, deficiencies, claims, demands, penalties, fines, and expenses, including, without limitation, reasonable attorneys’ fees, accountants’ fees, fees and expenses arising from environmental investigation, remediation or other response action, costs and expenditures required or incurred to comply with consent decrees, administrative orders, injunctions and other judicial equitable relief, and all amounts paid in investigation, defense or settlement of any of the foregoing.

“Disclosure Schedule” has the meaning specified in Section 5.6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

“Generally accepted accounting principles” or “GAAP” means accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and other recognized principle-setting bodies as in effect as of the date of the relevant document, (b) applied on a basis consistent with prior periods, and (c)

such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to base an opinion as to financial statements in which such principles have been properly applied.

“Governmental Authority” means any nation or government, any state, province, county or other political subdivision thereof, any entity exercising any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

“Indemnified Party” has the meaning specified in Section 12.2 of this Agreement.

“Indemnifying Party” has the meaning specified in Section 12.2 of this Agreement.

“Initial Closing” means the date of execution of this Agreement and the Purchase Agreement.

“Inland American” means Inland American Real Estate Trust, Inc., a Maryland corporation.

“Inland Series C Preferred Shares” has the meaning specified in Section 2.1 of this Agreement.

“Licenses” has the meaning specified in Section 7.7 of this Agreement.

“Lien” means (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of any financing statement under the Uniform Commercial Code in any jurisdiction in connection with the creation of a security interest) upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

“Material Adverse Effect” means (a) an adverse effect on the validity or enforceability of this Agreement or any of the Related Agreements in any material respect, (b) a material adverse effect on the condition (financial or other), business, prospects, results of operations or properties of the applicable party thereto, or (c) an impairment of the ability of the applicable party thereto to fulfill its obligations under this Agreement, or any of the Related Agreements in any material respect.

“Minto Delaware” means Minto (Delaware), LLC, a Delaware limited liability company.

“Minto Holdings” means Minto Holdings Inc., a Canadian corporation incorporated under the laws of Ontario.

“Opening Balance Sheet” has the meaning set forth in the Purchase Agreement.

“Person” means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, limited liability company, joint stock company, and any government, governmental department or agency or political subdivision thereof or any other entity.

“Purchase Agreement” means the Securities Purchase and Subscription Agreement of even date herewith by and among the Company, Minto Delaware, Minto Holdings and Inland American.

“Purchaser” has the meaning specified in the introductory paragraph to this Agreement.

“Put/Call Agreement” means the Put/Call Agreement of even date herewith by and among the Company, Inland American, Minto Holdings and Minto Delaware.

“Related Agreements” means this Agreement, the Purchase Agreement, the Shareholders Agreement, the Supplemental Shareholders Agreement, the Series C Supplemental Shareholders Agreement and the Put/Call Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

“Securities Laws” means the Securities Act, the Exchange Act, and each and every other securities law of the United States and each other nation in which the Company or any Subsidiary transacts business.

“Series A Articles of Amendment” means the Articles of Amendment filed by the Company and accepted for record by the State of Florida Department of State designating the Series A Preferred Shares, substantially in the form of Exhibit B to the Purchase Agreement.

“Series A Preferred Shares” means the Company’s 3.5% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share.

“Series B Articles of Amendment” means the Articles of Amendment filed by the Company and accepted for record by the State of Florida Department of State designating the Series B Preferred Shares, substantially in the form of Exhibit C to the Purchase Agreement.

“Series B Preferred Shares” means the Company’s 12.5% Series B Cumulative Non-Voting Preferred Stock, $0.01 par value per share.

“Series C Articles of Amendment” means the Articles of Amendment filed by the Company and accepted for record by the State of Florida Department of State designating the Series C Preferred Stock, substantially in the form of Exhibit F to the Purchase Agreement.

“Series C Preferred Shares” means the Company’s 7% Series C Junior Cumulative Redeemable Preferred Stock, $0.01 par value per share.

“Series C Supplemental Shareholders Agreement” means the Shareholders Agreement of even date herewith by and among the Purchaser and Minto Delaware.

“Shareholders Agreement” means the Shareholders Agreement of even date herewith by and among the Company, Inland American and Minto Delaware.

“Special Voting Stock” shall mean the Company’s convertible special voting stock, $0.01 par value per share.

“Special Voting Stock Articles of Amendment” means the Articles of Amendment filed by the Company and accepted for record by the State of Florida Department of State designating the Special Voting Stock, substantially in the form of Exhibit D to the Purchase Agreement.

“Subsequent Closing” has the meaning specified in Section 2.4 of this Agreement.

“Subsidiary” means any Person that the Company now or hereafter shall at the time own, directly or indirectly through another Person, at least a majority of the outstanding Capital Securities (or other beneficial interest) or a majority of the Voting Power of such Person; and the term “Subsidiaries” shall mean all of such Persons collectively.

“Supplemental Shareholders Agreement” means the Shareholders Agreement of even date herewith by and among Inland American and Minto Delaware.

“Tax” or “Taxes” means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

“Third Party Claims” has the meaning specified in Section 12.2(c)(ii) of this Agreement.

“Voting Power” means voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote generally in the election of directors or persons performing substantially equivalent tasks and responsibilities.

“Voting Stock” as applied to the stock of any corporation, means stock of any class or classes (however designated) having ordinary voting power for the election of the members of the board of directors (or other governing body) of such corporation, other than stock having such power only by reason of the happening of a contingency.

In this Agreement the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments shall be deemed to include all amendments thereto or changes therein entered into in accordance with their respective terms but only to the extent to which such amendments or changes are not prohibited by the terms of this Agreement; references to persons include their permitted successors and assigns; “including” means including, without limitation; “or” is not exclusive; “day” means a calendar day unless otherwise specified; and an accounting term not otherwise defined has the meaning assigned to it, and all determinations involving any such term required to be made herein shall be made, in accordance with GAAP.

Section 2.                                            PURCHASE AND SALE OF STOCK.

2.1.                              Sale and Issuance of Series C Preferred Shares to the Purchaser.  Subject to all of the terms and conditions of this Agreement, and in reliance on the representations and warranties contained in this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company up to 920,000 Series C Preferred Shares pursuant to Section 2.2 and Section 2.3 (the “Inland Series C Preferred Shares”) at a purchase price equal to $1,276 per share.

2.2.                              Commitment to Purchase Series C Preferred Shares.  If Inland American has not satisfied its obligations under Section 2.4 of the Purchase Agreement (as such obligations relate to the period between the Initial Closing and December 31, 2005) by December 31, 2005 (or earlier if mutually agreed to by the parties), the Purchaser shall be required on December 31, 2005 (or earlier if mutually agreed to by the parties) to purchase a number of Series C Preferred Shares from the Company equal to the following formula:  (i) 117,555; less (ii) the number of shares of Special Voting Stock acquired by Inland American through December 31, 2005 (or such earlier mutually agreed date); less (iii) the number of Series C Preferred Shares previously acquired by the Purchaser.  If Inland American has not satisfied its obligations under Section 2.4 of the Purchase Agreement (as such obligations relate to the period between the Initial Closing and March 31, 2006) by March 31, 2006 (or earlier if mutually agreed to by the parties), the Purchaser shall be required on March 31, 2006 (or earlier if mutually agreed to by the parties) to purchase a number of Series C Preferred Shares from the Company equal to the following formula:  (i) 235,110; less (ii) the number of shares of Special Voting Stock acquired by Inland American through March 31, 2006 (or such earlier mutually agreed date); less (iii) the number of Series C Preferred Shares previously acquired by the Purchaser.

2.3.                              Option to Purchase Additional Series C Preferred Shares.  If, after the Purchaser satisfies its obligations under Section 2.2, Inland American has not satisfied all of its obligations under Section 2.4 of the Purchase Agreement, the Purchaser shall have the option on December 31, 2006 (or earlier if mutually agreed to by the parties) to purchase a number of Series C Preferred Shares from the Company equal to or less than the following formula:  (i) 920,000; less (ii) the number of shares of Special Voting Stock acquired by Inland American through December 31, 2006 (or such earlier mutually agreed date); less (iii) the number of Series C Preferred Shares previously acquired by the Purchaser.

2.4.                              Closing; Payment and Delivery.  Payment for and delivery of the certificates evidencing the Inland Series C Preferred Shares (each, a “Subsequent Closing”) shall be effected at Shefsky & Froelich Ltd, 111 E. Wacker Drive, Suite 2800, Chicago, Illinois, at 10:00 a.m. Central time (or at such other time or place agreed to by the parties) on such date as is required or agreed upon by the parties.  At a Subsequent Closing, the Purchaser will make payment of its purchase price by wire transfer to an account designated by the Company against delivery by the Company to the Purchaser of certificates representing the appropriate number of Series C Preferred Shares.

Section 3.                                            CONDITIONS OF COMPANY’S OBLIGATIONS AT CLOSING.  The obligation of the Company to enter into this Agreement at the Initial Closing is subject to the satisfaction or waiver in writing of each of the following conditions:

3.1.                              Representations.  The representations and warranties made by the Purchaser in this Agreement and each of the Related Agreements shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Initial Closing.

3.2.                              Other Agreements.  Each of the Related Agreements shall be in full force and effect in accordance with its terms.  All covenants, agreements and conditions contained in (1) this Agreement or (2) the Related Agreements which are to be performed or complied with by Inland American; in each case which are to be performed or complied with by the Purchaser on or prior to the Initial Closing shall have been performed or complied with by the applicable party in all material respects.

3.3.                              Legality; Governmental and Other Authorizations.  The purchase of the Inland Series C Preferred Shares by the Purchaser and the sale of the Inland Series C Preferred Shares by the Company shall not be prohibited by any law or governmental order or regulation.  All necessary consents, approvals, licenses, permits, orders and authorizations of registrations, declarations and filings with, any Governmental Authority or of or with any other Person, with respect to any of the transactions contemplated by this Agreement or any of the Related Agreements, shall have been duly obtained or made and shall be in full force and effect, except any consents or approvals the failure of which to obtain would not have a Material Adverse Effect.

3.4.                              Assignment of Acquisition Agreements.  In connection with the Initial Closing, Inland Real Estate Acquisitions, Inc. shall have assigned the rights under the Acquisition Agreements to the Company, free and clear of all Liens.

3.5.                              Closing Papers.  The Company shall have received the following, addressed to it and in form and substance reasonably satisfactory to it:

(a)                                  certified copies of the resolutions adopted by the board of directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and each of the other agreements and instruments to which the Purchaser is a party, and the transactions contemplated hereby;

(b)                                 a certificate of the Secretary of the Purchaser dated the date of the Initial Closing, as to the incumbency and signatures of the officers executing this Agreement and all instruments executed pursuant hereto; and

(c)                                  Officers’ Certificates, dated as of the date of the Initial Closing, of the Company to the effect set forth in clause (a) of this Section 3.5.

3.6.                              Articles of Amendment.  The Second Amended and Restated Articles of Incorporation, in the form attached to the Purchase Agreement as Exhibit F (the “Amended Charter”) will have been filed with the Secretary of State of the State of Florida.

3.7.                              Related Agreements.  The Company shall have received each of the Shareholders Agreement, the Put/Call Agreement, Subscription Agreement and the Management Agreements, executed by the parties thereto and in full force and effect in accordance with its terms, and all covenants, agreements and conditions contained therein that shall have been performed or complied with on or prior to the Initial Closing shall have been performed or complied with by Inland American, Minto Delaware and Minto Holdings, as the case may be, or waived in writing by the Company.

Section 4.                                            CONDITIONS OF THE COMPANY’S OBLIGATIONS PRIOR TO ANY SUBSEQUENT CLOSING.  The obligation of the Company to issue any Inland Series C Preferred Shares hereunder at any Subsequent Closing is subject to the satisfaction or waiver in writing of each of the following conditions:

4.1.                              Representations.  The representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects as of such Subsequent Closing.

4.2.                              Other Agreements.  Each of the Related Agreements shall be in full force and effect in accordance with its terms.  All covenants, agreements and conditions contained in (1) this Agreement which are to be performed or complied with by the Purchaser and (2) the Related Agreements which are to be preformed or complied with by Inland American, in each case on or prior to such Subsequent Closing shall have been performed or complied with by the applicable party in all material respects.

4.3.                              Legality; Governmental and Other Authorizations.  The purchase of the Inland Series C Preferred Shares by the Purchaser and the sale of such Inland Series C Preferred Shares by the Company shall not be prohibited by any law or governmental order or regulation, and shall not subject the Company to any penalty or special tax.  All necessary consents, approvals, licenses, permits, orders and authorizations of registrations, declarations and filings with, any Governmental Authority or of or with any other Person, with respect to any of the transactions contemplated by this Agreement, shall have been duly obtained or made and shall be in full force and effect, except any consents or approvals the failure of which to obtain would not have a Material Adverse Effect.

4.4.                              Closing Papers.  The Company shall have received the following, addressed to it and in form and substance reasonably satisfactory to it:

(a)                                  certified copies of the resolutions adopted by the board of directors of the Purchaser authorizing the execution, delivery and performance of this Agreement, the Related Agreements and each of the other agreements and instruments to which the Purchaser is a party, and the transactions contemplated hereby;

(b)                                 a certificate of the Secretary of the Purchaser dated the date of the Subsequent Closing, as to the incumbency and signatures of the officers executing this Agreement and all instruments executed pursuant hereto; and

(c)                                  Officers’ Certificates, dated as of the date of the Subsequent Closing, of the Company to the effect set forth in clause (a) of this Section 4.4.

Section 5.                                            CONDITIONS OF PURCHASER’S OBLIGATIONS AT CLOSING.  The obligation of the Purchaser to enter into this Agreement by the Initial Closing and to purchase Series C Preferred Shares at any Subsequent Closing is subject to the satisfaction or waiver in writing of each of the following conditions:

5.1.                              Representations, Warranties and Covenants.  (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Initial Closing and (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Initial Closing as if made at and as of such date.

5.2.                              Legality; Governmental and Other Authorizations.  The purchase of the Inland Series C Preferred Shares by the Purchaser and the sale of the Inland Series C Preferred Shares by the Company shall not be prohibited by any law or governmental order or regulation.  All necessary consents, approvals, licenses, permits, orders and authorizations of registrations, declarations and filings with, any Governmental Authority or of or with any other Person, with respect to any of the transactions contemplated by this Agreement, shall have been duly obtained or made and shall be in full force and effect, except any consents or approvals the failure of which to obtain would not have a Material Adverse Effect.

5.3.                              Articles of Amendment.  Each of the Series B Articles of Amendment, Special Voting Stock Articles of Amendment and Series C Articles of Amendment shall have been duly filed with the State of Florida Department of State, substantially in the forms attached to the Purchase Agreement as Exhibits C, D and F thereto.

5.4.                              Absence of Litigation.  There shall be no pending (of which an employee of the Company has received service or notice of process) or threatened action, suit, investigation, litigation or proceeding affecting the Company before any Governmental Authority (i) in which, in the reasonable opinion of the Purchaser, there is a reasonable possibility of an adverse decision that could, (A) have a Material Adverse Effect on the Company, (B) restrain, prevent or impose materially adverse conditions upon the transactions contemplated by this Agreement, or (ii) which purports to affect the legality, validity or enforceability of this Agreement, the Inland Series C Preferred Shares or the Related Agreements.

5.5.                              Other Agreements.  Inland American shall have received each of the Shareholders Agreement, the Supplemental Shareholders Agreement, the Put/Call Agreement, Subscription Agreement and the Management Agreements, executed by the parties thereto and in full force and effect in accordance with its terms, and all covenants, agreements and conditions contained therein that shall have been performed or complied with on or prior to the Initial Closing shall have been performed or complied with by the Company, Minto Delaware and Minto Holdings, as the case may be, or waived in writing by the Purchaser.

5.6.                              Amendments to Organizational Documents.  Prior to the Initial Closing, the Company has taken all appropriate steps and necessary corporate actions to effect the changes to the Charter or Bylaws set forth in Section 3.25 of the disclosure schedule to the Purchase Agreement (the “Disclosure Schedule”).

5.7.                              Closing Papers.  The Purchaser shall have received the following, addressed to it and in form and substance reasonably satisfactory to it:

(a)                                  certified copies of the resolutions adopted by the Board authorizing the execution, delivery and performance of this Agreement, the Related Agreements, the Inland Series C Preferred Shares and each of the other agreements, instruments and transactions contemplated hereby;

(b)                                 certified copies of the Charter and Bylaws as in effect at the Initial Closing;

(c)                                  a certificate of the Secretary of the Company dated the date of the Initial Closing, as to the incumbency and signatures of the officers executing this Agreement and all instruments executed pursuant hereto; and

(d)                                 Officers’ Certificates, dated as of the date of the Initial Closing of the Company to the effect set forth in clause (a) of this Section 5.7.

Section 6.                                            CONDITIONS OF THE PURCHASER’S OBLIGATIONS PRIOR TO ANY SUBSEQUENT CLOSING.  The obligation of the Purchaser to purchase and pay for the Inland Series C Preferred Shares to be purchased by it hereunder at any Subsequent Closing is not subject to the satisfaction or waiver of any condition.

Section 7.                                            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  Prior to the execution of this Agreement, the Company has delivered the Disclosure Schedule to Inland American and, in order to induce the Purchaser to enter into this Agreement and to purchase the Inland Series C Preferred Shares as herein contemplated, the Company (for purposes of this Section 7, references to the Company include, to the extent applicable, any other entity the obligations for which the Company may be liable by operation of law or otherwise) represents and warrants to the Purchaser, as of the date of the Initial Closing:

7.1.                              Organization and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with full power and authority to own its properties and carry on its business as it is now operated and carried on by it.  The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the character or location of the property owned, leased or operated by it or the business as currently conducted by it in such jurisdiction makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect.  The Company has previously made available to the Purchaser true and complete copies of the articles of incorporation and bylaws and the other charter documents, bylaws, organizational documents and partnership, limited liability company and joint venture agreements (and in each such case, all amendments thereto), as applicable, of the Company as in effect on the date of this Agreement.

7.2.                              Authorization; No Violation.  The execution, delivery and performance by the Company of this Agreement and of each Related Agreement to which it is a party, the issuance and sale by the Company of the Inland Series C Preferred Shares hereunder and the consummation of the transactions contemplated hereby and thereby (i) are within the Company’s power and authority; (ii) have been duly authorized by all necessary corporate, limited liability company, shareholder, and any other required action, as the case may be; and (iii) will not conflict with, or result in any breach of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach of, or constitute a default under) (x) any provision of the charter, bylaws or other organizational documents (each as amended to date) of the Company, (y) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected, or (z) any Applicable Law or any order, judgment, injunction or decree of any court or Governmental Authority applicable to the Company or any of its assets or properties; except in each case, where such conflict, default or breach would not have an Material Adverse Effect.

7.3.                              Enforceability.  The execution and delivery by the Company of this Agreement and of each Related Agreement to which it is a party, and the issuance and sale by the Company of the Inland Series C Preferred Shares hereunder, will result in legal and valid binding obligations of the Company enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors rights generally, or by principles of equity, whether applied in a proceeding at law or in equity.

7.4.                              Capitalization.

(a)                                  Capital Securities.  The Company’s authorized capital stock as of the Initial Closing consists of (i) 207,000 shares of Series A Preferred Stock, of which immediately prior to giving effect to the transactions contemplated by this Agreement 207,000 shares are issued and outstanding, (ii) 125 shares of Series B Preferred Stock, of which immediately prior to giving effect to the transactions contemplated by this Agreement no shares are issued and outstanding, (iii) 920,000 share of Series C Preferred Stock, of which immediately prior to giving effect to the transactions contemplated by this Agreement no shares are issued and outstanding and (iv) 943,000 shares of Common Stock, of which immediately prior to giving effect to the transactions contemplated by this Agreement 23,000 shares are issued and outstanding.  The Series C Preferred Shares Articles of Amendment have been duly authorized, executed, acknowledged, and filed with the State of Florida Department of State and have become effective for all purposes.  Section 3.4 of the Disclosure Schedule sets forth a table indicating the equity and debt capitalization of the Company immediately prior to the Initial Closing.  All of such issued and outstanding shares of the Company’s capital stock are owned by the Persons listed in Section 3.4 of the Disclosure Schedule and have been duly authorized, are validly issued and outstanding, are fully paid and nonassessable, are not subject to any preemptive rights and have been offered and sold in compliance with all Applicable Law.  The Inland Series C Preferred Shares to be issued as contemplated hereby shall, upon the consummation of the transactions contemplated hereby and the payment of the purchase price therefor, be duly authorized, validly issued, fully paid, nonassessable, shall be transferred to Purchaser free and clear of all Liens and are not subject to any preemptive rights.

(b)                                 Options, Etc.  Except as contemplated by this Agreement or the Related Agreements, there are no outstanding rights (either pre-emptive or other) or options to subscribe for or purchase from the Company, or any warrants or other agreements providing for or requiring the issuance or purchase by the Company of, any Capital Securities, or any obligations or securities convertible into or exchangeable, for, or exercisable into, the Company’s Capital Securities, or any voting trusts, proxies, agreements or understandings relating to the voting of the Company’s Capital Securities nor any restrictions on the transferability or sale of such shares or other equity or member interests except under the Company’s Charter, the Securities Act and state “blue sky” or securities laws.  The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire, redeem or retire any shares of its Capital Securities or other equity or member interests or any securities convertible into or exchangeable for any such Capital Securities or other equity or member interests, except as required by this Agreement or the Related Agreements.

(c)                                  Share Reservations.  The Company has duly and validly reserved an adequate number of Series C Preferred Shares for issuance in connection with Subsequent Closings in accordance with the terms of this Agreement.

7.5.                              Consents.  No consent, approval, authorization or other action by, or registration, qualification or filing with, any third party, court, Governmental Authority or other Person is required in connection with the execution, delivery and performance of this Agreement, the Related Agreements or the transactions contemplated thereby by the Company, except for such qualifications or filings under applicable federal and state Securities Laws as may be required in connection with the transactions contemplated by this Agreement and the Related Agreements, which qualification or filings will be made on a timely basis.  None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of the Company, (ii) result in a violation or breach by the Company of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material contract to which the Company is a party or by which the Company or any of its respective properties or assets may be bound, or (iii) violate any Applicable Law that is applicable to the Company or any of its respective properties or assets.

7.6.                              Solvency.  The Company is solvent and, after giving effect to the transactions contemplated hereby, has tangible and intangible assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured.

7.7.                              Licenses.  The Company holds or has applied for all material licenses or permits necessary for the lawful conduct of its business as required by any Governmental Authority (collectively, the “Licenses”).  Each such License that has been granted, issued or assigned is held by the Company free and clear of any Liens other than those reflected on the Opening Balance Sheet and is in full force and effect and no material default by the Company has occurred and is continuing thereunder.

7.8.                              Compliance with Law.  The Company has complied and is in compliance with all Applicable Laws, except where the failure to so comply would not have a Material Adverse Effect. The Company is not in default under, or in violation of, and has not violated (and not cured) any Applicable Law (including, without limitation, laws relating to the issuance or sale of securities, antitrust, zoning and building codes and ordinances, and occupational safety), or any Licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any Governmental Authority, applicable to its business or any of its properties or assets, except where such defaults and violations would not have a Material Adverse Effect.  The Company has not received any notification alleging any violations of any of the foregoing.

7.9.                              Litigation.  Except as specified in Section 3.17 of the Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company or any officer or director or any of their assets or properties at law or in equity or before any Governmental Authority or instrumentality or before any arbitrator of any kind and, to the Company’s knowledge, there is no reasonable basis for any such suit, claim, action, proceeding or investigation; provided, however, that with respect to any officer or director, any such litigation shall be with respect to allegations of criminal misconduct, fraud, gross negligence, intentional misconduct, misuse of funds, breach of fiduciary duties or obligations or bankruptcy proceedings.  Except as specified in Section 3.17 of the Disclosure Schedule, the Company has not been a party to any such suit, claim, action, proceeding or investigation during the past two years involving its business, assets or properties, nor has any such suit, claim, action, proceeding or investigation been threatened in writing by or against the Company.

7.10.                        Exception from Registration.  Assuming the accuracy of the Purchaser’s representations and warranties hereunder, the purchase and sale of the Inland Series C Preferred Shares pursuant hereto is exempt from the registration requirements of the Securities Act.  No form of general solicitation or general advertising was used by the Company or its agents in connection with the offer and sale of the Inland Series C Preferred Shares, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Section 8.                                            REPRESENTATIONS WARRANTIES AND AGREEMENTS OF THE PURCHASER.  The Purchaser represents and warrants to the Company that:

8.1.                              Private Placement.

(a)                                  The Purchaser understands and acknowledges that:

(i)                                     the Inland Series C Preferred Shares have not been, and will not be, registered under the Securities Act and the Inland Series C Preferred Shares must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement;

(ii)                                  the offering and sale of the Inland Series C Preferred Shares are intended to be exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) of the Securities Act.  The Purchaser understands that the certificate(s) evidencing the Inland Series C Preferred Shares will be imprinted with a legend that prohibits the transfer thereof unless they are registered or such registration is not required; and

(iii)                               there is no existing public or other market for the Inland Series C Preferred Shares and there can be no assurance that the Purchaser will be able to sell or dispose of the Inland Series C Preferred Shares.

(b)                                 The Purchaser represents and warrants to the Company that:

(i)                                     the Inland Series C Preferred Shares to be acquired by it pursuant to this Agreement are being acquired for its own account not as a nominee or agent for any other Person and without a view to the distribution of such Inland Series C Preferred Shares or any interest therein in violation of the Securities Act;

(ii)                                  the Purchaser is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Inland Series C Preferred Shares and the Purchaser is capable of bearing the economic risks of such investment; and

(iii)                               the Purchaser, subject to the completeness and accuracy of the representations and warranties contained herein and in the Related Agreements, has been provided, to its satisfaction, the opportunity to ask questions concerning the terms and conditions of the offering and sale of the Purchased Shares and has had all such questions answered to its satisfaction and has been supplied all additional information deemed necessary by it to verify the accuracy of the information furnished to it.

8.2.                              Brokers or Finders.  Except as otherwise provided in Section 3.27 of the Purchase Agreement, the Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.  The Purchaser will indemnify and hold the Company harmless against any liability, settlement or expense arising out of or in connection with any such claim resulting from the actions of the Purchaser.

8.3.                              Authorization.  This Agreement has been executed by the Purchaser; and the execution, delivery and performance hereof and thereof have been duly authorized by all appropriate action.

8.4.                              Enforceability.  The execution and delivery by the Purchaser of this Agreement will result in legally binding obligations of such party enforceable against the Purchaser in accordance with the respective terms and provisions hereof and thereof.

8.5.                              No Conflicts.  The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby:  will not conflict with, or result in any breach of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach of, or constitute a default under) (x) any provision of any organizational documents (each as amended to date) of the Purchaser, (y) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of its respective assets or properties may be bound or affected, or (z) any Applicable Law or any order, judgment, injunction or decree of any court or Governmental Authority applicable to the Purchaser or any of its assets or properties; except in each case, where such conflict, default or breach would not have a Material Adverse Effect.

Section 9.                                            COVENANTS OF THE COMPANY.

9.1.                              Company Information.

(a)                                  Inspection of Properties and Books.  The Company shall permit the Purchaser or any of its designated representatives to visit and inspect any of the properties of the Company (subject to the rights of tenants), to examine the books of account of the Company (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Company with, and to be advised as to the same by, executive officers or managing members of such Persons, upon reasonable prior notice and during normal business hours, in a manner calculated not to disrupt ongoing business activities and at such intervals as the Purchaser may reasonably request.

(b)                                 Taxes.  The Company will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes, assessments and other governmental charges imposed upon the Company and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a Lien or charge upon any of its properties; provided, however, that any such Tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company will pay or cause to be paid all such taxes, assessments, charges, levies or claims forthwith upon the commencement of foreclosure on any lien which may have attached as security therefor.

(c)                                  Compliance with Laws, Contracts, Licenses and Permits.  The Company will (a) comply in all material respects with all Applicable Laws wherever its business is conducted except where the failure to so comply has no Material Adverse Effect, (b) comply with the provisions of the Charter and Bylaws, (c) comply in all material respects with all agreements and instruments by which it or any of its properties may be bound (including, without limitation, the Related Agreements), (d) comply with all applicable decrees, orders, and judgments, except where the failure to comply has no Material Adverse Effect and (e) comply in all material respects with all required approvals, permits and licenses except where the failure to comply has no Material Adverse Effect.  If at any time while any Inland Series C Preferred Shares are outstanding, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company may fulfill any of its obligations hereunder, the Company will promptly take or cause to be taken all reasonable steps within its power to obtain such authorization, consent, approval, permit or license.

(d)                                 Corporate Existence.  The Company will preserve and keep in full force and effect its existence, rights and franchises.

9.2.                              Expenses.  Each of the Company and the Purchaser agrees to bear all of its own expenses in connection herewith.

Section 10.                                      [RESERVED].

Section 11.                                      [RESERVED].

Section 12.                                      SURVIVAL AND REMEDY; INDEMNIFICATION

12.1.                        Survival.  The covenants and agreements contained in this Agreement shall expire after the Initial Closing; provided that the covenants and agreements to be performed after the Initial Closing (including, without limitation, this Section 12) shall not expire until all obligations have been fully discharged with respect thereto.  The representations and warranties contained in this Agreement shall survive until three (3) years after the Initial Closing; provided, that (a) the representations and warranties contained in Sections 7.2 Section 7.3 and Section 7.4(a) (with respect to the first sentence only) shall survive until 30 days after the expiration of the applicable statute of limitations (including extensions).  If written notice of a claim has been given in accordance with this Agreement prior to the expiration of the applicable representations, warranties, covenants or agreements, then the applicable representations, warranties, covenants or agreements shall survive as to such claim, until such claim has been finally resolved.

12.2.                        Indemnification

(a)                                  By the Purchaser.  Subject to the limitations set forth in this Section 12, the Purchaser shall indemnify, save and hold harmless the Company and its Affiliates, successors and assigns and each of the respective officers, directors, employees and agents of the foregoing from and against any and all Damages arising out of, resulting from or incident to (and without regard to any materiality qualifications contained therein, including, without limitation, a Material Adverse Effect):

(i)                                     the breach of any warranty or the inaccuracy of any representation contained in this Agreement by the Purchaser; and

(ii)                                  the breach of any covenant or agreement contained in this Agreement by the Purchaser or any failure by the Purchaser to perform any of its obligations in this Agreement.

(b)                                 By the Company.  Subject to the limitations set forth in this Section 12, the Company shall indemnify, save and hold harmless the Purchaser and its Affiliates, successors and assigns and each of their respective officers, directors, employees and agents from and against any and all Damages arising out of, resulting from or incident to (and without regard to any materiality qualifications contained therein, including, without limitation, a Material Adverse Effect):

(i)                                     the breach of any warranty or the inaccuracy of any representation by the Company contained in this Agreement; and

(ii)                                  the breach of any covenant or agreement contained in this Agreement by the Company or any failure by the Company to perform any of its obligations in this Agreement.

(c)                                  Procedures.

(i)                                     Except as otherwise provided in this Agreement, any party seeking any indemnification under this Section 10.2 (an “Indemnified Party”) shall give the party from whom indemnification is being sought (an “Indemnifying Party”) notice of any matter which such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement as soon as practicable after the party potentially entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.2.

(ii)                                  The liability of an Indemnifying Party under this Section 12.2 with respect to Damages arising from claims of any third party which are subject to the indemnification provided for in this Section 12.2 (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions.  If an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within twenty (20) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 12.2 except to the extent the Indemnifying Party is materially and irreparably prejudiced by such failure.  The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it acknowledges, without qualification, its indemnification obligations hereunder and gives notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of such notice from the

Indemnified Party; provided, however, that if there exists a material conflict of interest (other than one that is of a monetary nature) that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party, provided, that the Indemnifying Party shall not be obligated to pay the reasonable fees and expenses of more than one separate counsel for all Indemnified Parties, taken together (except to the extent that local counsel are necessary or advisable for the conduct of such action or proceeding, in which case the Indemnifying Party shall also pay the reasonable fees and expenses of any such local counsel).  If the Indemnifying Party shall not assume the defense of any Third Party Claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate and may settle such claim or litigation on such terms as it may deem appropriate; provided, however, that in settling any action in respect of which indemnification is payable under this Article, it shall act reasonably and in good faith.  In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party.  Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party.  The Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim, (ii) settle or compromise any Third Party Claim if the settlement imposes equitable remedies or material obligations on the Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder, or (iii) settle or compromise any Third Party Claim if the result is to admit civil or criminal liability or culpability on the part of the Indemnified Party or that gives rise to criminal liability with respect to the Indemnified Party.  No Third Party Claim which is being defended in good faith by the Indemnifying Party in accordance with the terms of this Agreement shall be settled or compromised by the Indemnified Party without the written consent of the Indemnifying Party.

12.3.                        Limitations.  Except as otherwise provided herein:

(a)                                  If an Indemnified Party recovers Damages from an Indemnifying Party under Section 10.2, the Indemnifying Party shall be subrogated, to the extent of such recovery, to the Indemnified Party’s rights against any third party, other than a third party with whom the Indemnified Party has a material business agreement or arrangement, with respect to such recovered Damages subject to the subrogation rights of any insurer providing insurance coverage under one of the Indemnified Party’s policies and except to the extent that the grant of subrogation rights to the Indemnifying Party is prohibited by the terms of the applicable insurance policy.

(b)                                 The amount of any Damages owed to any Indemnified Party hereunder shall be net of any insurance, indemnity, contribution or other payments or recoveries of a like nature with respect thereto actually recovered (it being agreed that, promptly after the realization of any such reductions of Damages pursuant hereto, such party shall reimburse the Indemnifying Party for such reduction in Damages for which such party was indemnified prior to the realization of such reductions of Damages).

12.4.                        Exclusive Remedy.  Each party hereby acknowledges and agrees that, from and after the Initial Closing and except for claims seeking equitable relief, its sole remedy relating to the transactions contemplated by this Agreement shall be pursuant to the indemnification provisions of this Section 12.  In furtherance of the foregoing, each party hereby waives, from and after the Initial Closing, to the fullest extent permitted by Applicable Laws, any and all other rights, claims, and causes of action it may have against the other parties or their respective representatives and Affiliates relating to the transactions contemplated by this Agreement, other than claims seeking equitable relief or for or in the nature of fraud.

12.5.                        Confidentiality.  Each party agrees that all information furnished by any other party under this Agreement or any Related Agreement, whether prior to or after the date of this Agreement, in connection with the transactions contemplated hereunder (such information, together with all notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon, the “Confidential Information”) will be kept strictly confidential and will be used solely for the purpose of determining the desirability of this transaction and future actions to be taken by the receiving party; provided, however, that each party may (i) share the Confidential Information with its counsel and accountants, subject to informing them of the provisions of this Section 12.5 and (ii) disclose such information that is required to be disclosed pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder and use its best efforts to notify the other party as early as possible prior to such disclosure.  The term “Confidential Information” does not include information which is in the public domain or was or becomes available on a non-confidential basis from a Person that is not under an obligation (whether contractual, legal or fiduciary) to keep such information confidential.

Section 13.                                      NOTICES.  All notices or other communications required or permitted under this Agreement or any Related Agreement shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company, addressed to:	Minto Holdings, Inc. 427 Laurier Avenue West Suite 300 Ottawa, Ontario, Canada KIR 7Y2 Attention: President

and Inland American (at the address below)

with a copy to:

Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 Attention: Larry P. Medvinsky Facsimile: (212) 878-8375

If to the Purchaser, addressed to:	Inland Western Retail Real Estate Trust, Inc. 2901 Butterfield Road Oak Brook, IL 60523 Attention: Steven Grimes

with a copy to:

The Inland Group, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attention: Robert H. Baum

Shefsky & Froelich Ltd. 111 East Wacker Drive - Suite 2800 Chicago, IL 60601 Attention: Michael J. Choate, Esq. Facsimile: (312) 275-7554

If to Inland American, addressed to:	Inland American Real Estate Trust, Inc. 2901 Butterfield Road Oak Brook, IL 60523 Attention: Brenda G. Gujral

with a copy to:

The Inland Group, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attention: Robert H. Baum

Shefsky & Froelich Ltd. 111 East Wacker Drive - Suite 2800 Chicago, IL 60601 Attention: Michael J. Choate, Esq. Facsimile: (312) 275-7554

Section 14.                                      AMENDMENTS AND WAIVERS.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchaser.

Section 15.                                      CHOICE OF LAW; SUBMISSION TO JURISDICTION AND WAIVER OF JURY TRIAL; DISPUTE RESOLUTION

15.1.                        Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF ILLINOIS (WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAWS PROVISIONS THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION).

15.2.                        Consent To the Non-Exclusive Jurisdiction Of the Courts Of Illinois.  SUBJECT TO THE PROVISIONS OF SECTION 15.5, EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD.

15.3.                        Waiver Of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

15.4.                        Equitable Remedies.  The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached.  It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

15.5.                        Arbitration.  All disputes arising out of, in connection with, or in any way related to, this Agreement among the parties to this Agreement and claims pursuant to Section 12 of this Agreement which are not resolved within six (6) months of an Indemnified Party’s sending of a notice of claim with respect thereto (each an “Arbitrated Claim”), shall be resolved by binding arbitration, and each party hereto hereby waives any right it may otherwise have to such a resolution of any Arbitrated Claim by any means other than arbitration pursuant to this Section 15.5.  As a minimum set of rules in the arbitration, the parties agree as follows:

(a)                                  The place of the arbitration shall be Chicago, Illinois.  The arbitration must be held in the English language in accordance with the Streamlined Arbitration Rules and Procedures of JAMS in effect on the date hereof, except as modified by this Agreement.

(b)                                 The arbitration will be held before a single arbitrator selected by the (i) the Purchaser and (ii) the Company, as applicable.  If the respective parties in interest cannot agree on an arbitrator within thirty (30) days of the delivery of an Arbitration Demand (as defined below), JAMS will appoint such arbitrator.  The arbitrator will be knowledgeable regarding commercial transactions similar in nature to the transactions contemplated by this Agreement.

(c)                                  Any party or parties initiating arbitration (the “Arbitration Claimants”) will give to the other party or parties (the “Arbitration Respondents”) notice of their intention to arbitrate (the “Arbitration Demand”).  The Arbitration Demand will contain a notice regarding the nature of the claim.  The Arbitration Respondents will file an answering statement (the “Arbitration Answer”) within thirty (30) days after the Arbitration Demand.  The Arbitration Answer will contain a statement setting forth in reasonable detail the Arbitration Respondents’ responses and defenses to the Arbitrated Claim.  If the Arbitration Respondents assert a counterclaim, (i) the Arbitration Respondents shall send it with the Arbitration Answer and such counterclaim must include a statement setting forth in reasonable detail the nature of the counterclaim, the amount involved, if any, and the remedy sought, and (ii) the Arbitration Claimants will file a reply statement (the “Arbitration Reply”) as soon as is reasonably practicable, but in no event later than thirty (30) days, after the counterclaim. The Arbitration Reply will contain a statement setting forth in reasonable detail the Arbitration Claimants’ responses and defenses to the counterclaim.  If no Arbitration Answer or Arbitration Reply is given within the stated time, the claim or the counterclaim will be assumed to be granted.  Failure to file an Arbitration Answer or Arbitration Reply will not operate to delay the arbitration.

(d)                                 Unless the parties to the arbitration agree otherwise, the arbitrator may order depositions only for good cause and each party to the Arbitrated Claim may make such document requests and other discovery (other than depositions) as permitted in accordance with the Streamlined Arbitration Rules and Procedures of JAMS in effect on the date hereof.

(e)                                  The arbitration hearings will be conducted over a period not to exceed thirty (30) days commencing as of the date of the first hearing.  The arbitrator shall make a final decision on the Arbitrated Claim within thirty (30) days of the final hearing.  The arbitrator may make such orders with regard to scheduling, allocation of hearing time, or otherwise as he or she deems appropriate to achieve compliance with these time limitations.  The parties have included the foregoing provisions limiting the scope and extent of the arbitration with the intention of providing for prompt, economic and fair resolution of any dispute submitted to arbitration.

(f)                                    The Arbitration Claimants, on the one hand, and the Arbitration Respondents, on the other, will, as an initial matter, equally bear the costs and fees of the arbitration, if applicable, but the arbitrator shall award such costs in inverse proportion as the Arbitration Claimants, on the one hand, and the Arbitration Respondents, on the other, may prevail on the matters resolved by the arbitrator (based on the variance of their respective proposed Arbitration Demand, Arbitration Answer and/or Arbitration Reply, as applicable, from the determination of the arbitrator), which proportionate allocations shall be determined by the arbitrator at the time the determination of the arbitrator is rendered on the merits of the matters submitted.

(g)                                 The arbitrator shall enter a written award specifying the basis for his or her decision, including findings of fact and conclusions of law, the basis for the Damages award and a breakdown of the Damages awarded, and the basis for any other remedy.  Any party dissatisfied with the award may invoke the JAMS Optional Arbitration Appeal Procedure (based on the rules therefor in effect at the time of this Agreement).  Such JAMS Optional Arbitration Appeal shall be limited to whether there are any erroneous conclusions of law, or any findings of fact not supported by substantial evidence.  The appellate arbitral panel may vacate, modify, correct, or affirm the award in whole or in any part.  The award (as modified, corrected, or affirmed by the appellate arbitral panel, or if no such JAMS appeal is taken, as originally rendered by the arbitrator) will be considered as a final and binding resolution of the disagreement.

(h)                                 Any arbitration proceeding will be conducted on a confidential basis, and any Confidential Information disclosed during any such proceeding will be kept confidential by the parties to such proceeding and by the arbitrator.

(i)                                     The arbitrator’s discretion to fashion remedies hereunder will be no broader or narrower than the legal and equitable remedies available to a court before which such Arbitrated Claim may have been brought but for this Section 15.5, unless the parties expressly state elsewhere in this Agreement that parties will be subject to broader or narrower legal and equitable remedies than would be available under the law governing this Agreement.

(j)                                     The arbitral award will be the exclusive remedy of the parties for all claims, counterclaims, issues or accountings presented or pleaded to the arbitrator.  The award will include interest from the date of the Arbitrated Claim until the award is fully paid, computed at the then-prevailing U.S. prime rate, plus five percent (5%).  Any additional costs, fees or expenses incurred in enforcing the arbitral award (or successfully resisting it) will be borne by the party against which enforcement is sought if such award is successfully enforced (or borne by the party seeking to enforce such award if the resisting party successfully resists its enforcement).  Any party may enforce an arbitral award in any court of competent jurisdiction.

Section 16.                                      ENTIRE AGREEMENT; COUNTERPARTS; SECTION HEADINGS.  This Agreement, the Related Agreements and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties hereto with respect to its subject matter.  This Agreement supersedes and renders null and void all prior agreements and understandings between the parties with respect to the subject matter hereof.

This Agreement or any amendment hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The descriptive headings of sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Series C Preferred Stock Subscription Agreement to be executed on the day first above written.

COMPANY:	MINTO BUILDERS (FLORIDA), INC.

	By:	/s/ J. Eric McKinney
	Its:	Executive Vice President

	By:	/s/ Peter Goring
	Its:	Executive Vice President

PURCHASER:	INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

	By:	/s/ Steven P. Grimes
	Its:	Principal Financial Officer